EXHIBIT 5

                     CROSBY, GUENZEL, DAVIS,
                        KESSNER & KUESTER
                134 South 13th Street, Suite 400
                     Lincoln, Nebraska 68508
                     Tel:  001-402-434-7300
                     Fax:  011-402-434-7303


                              July 2, 1996



Acceptance Insurance Companies Inc.
Suite 600 North
222 South 15th Street
Omaha, NE  68102

Gentlemen/Ladies:

We have acted as counsel for Acceptance Insurance Companies Inc., a Delaware corporation ("Acceptance"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which is being filed with the Securities and Exchange Commission pursuant to the securities Act of 1933, as amended, covering 1,500,000 shares of common stock, par value $.40 per share of Acceptance, which may be issued by Acceptance pursuant to its 1996 Incentive Stock Option Plan. (All such shares collectively referred to here as the "Shares.")

In such capacity we have reviewed the Registration Statement, the foregoing Plan, as amended to date, the corporate proceedings of Acceptance with respect to the authorization and approval of the Plan relating to the shares covered by the Registration Statement, as amended to date, and the issuance of the Shares, and such other documents and records as we have deemed necessary as a basis for our opinion set forth below.

Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to the Agreements, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name in the

Registration Statement under the heading "Item 5. Interests of
Named Experts and Counsel."

                              Sincerely yours,

                              CROSBY, GUENZEL, DAVIS,
                              KESSNER & KUESTER


                                   /s/ Sylvester J. Orsi
                              By
                                   Sylvester J. Orsi

SJO:eak/accept/secfile/s8iso5